Exhibit 99.1

COMMUNICATE.COM INC. TO CHANGE NAME TO LIVE CURRENT MEDIA INC. AND ENTERS INTO STRATEGIC ACQUISITION OF AUCTOMATIC

New Media Company Developing Content and Commerce Destinations

VANCOUVER, BC – March 26, 2008 – Communicate.com Inc. (OTC BB: CMNN) today announced it is now operating as “Live Current Media Inc.” pending shareholder approval later this year.  A new media company built around content and commerce destinations, Live Current will turn its impressive set of premium properties into independent thriving businesses.  In its first move, today it entered into a definitive agreement to acquire Auctomatic - an early stage start-up funded by, among other investors, Y Combinator LLC.  Auctomatic has developed commerce technology and tools that enable sellers to easily transact online through sites such as eBay.  The proposed acquisition is subject to customary closing conditions and is expected to close in May of this year.

“Live Current’s properties combined with the foundational capabilities Auctomatic brings to the company enables us to deliver on our strategy of providing the next evolution of consumer Internet experiences” said Geoff Hampson, Live Current CEO.  “We own some of the most popular names on the Internet which we will turn into destination sites for consumers globally.”

The pending acquisition of Auctomatic is an opportunity for Live Current to rapidly grow its technology and product development capabilities, social and widget network experience and entrepreneurial mindedness that gels with Live Current’s new identity. Live Current will apply Auctomatic’s commerce technology to Perfume.com and other commerce destinations. All individuals from Auctomatic will be joining Live Current in connection with the proposed acquisition, including founders Kulveer Taggar, Harjeet Taggar and Patrick Collison. In addition to Y Combinator and other investors, Auctomatic was funded by Chris Sacca and Paul Buchheit.

With the Live Current team in place, the company is focused on building its premium properties into engaging destination sites, to be monetized through advertising revenue as well as commerce transactions. Live Current’s focus will be to integrate all aspects of the ways in which consumers interact with the Internet today, including mobile, into these DestinationHubs™, enabling users to discover more and get closer to the information they are passionate about in their daily lives.  The company will focus initially on building these DestinationHubs within the categories of travel, sports and health & beauty.

About Live Current

Communicate.com Inc., doing business as "Live Current Media Inc." and will seek formal shareholder approval to change its legal name to Live Current Media Inc. later in 2008.

Live Current builds, owns and operates some of the most powerful and engaging content and commerce destinations on the Internet. Through subject-specific DestinationHubs™, Live Current properties connect people to each other and to the information, brands, and products they are passionate about. Live Current has headquarters in Vancouver, Canada with a location in Seattle, WA and is publicly traded on the NASD OTCBB (CMNN). For more information, visit www.livecurrent.com.

Safe Harbor: Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Live Current Media Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions; it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in economic conditions and other risks detailed from time to time in Live Current’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements.

Media Contacts:

Live Current Media Inc.

Becky Porter

Director, Corporate Communications

(206) 713-7959

becky@livecurrent.com

Investor Contacts:

Live Current Media Inc.

Adam Rabiner

Director, Investor Relations

(604) 453-4875 or 1-866-898-4354

adam@livecurrent.com

Alliance Advisors, LLC

Mark McPartland

Vice President

(910) 221-1827

markmcp@allianceadvisors.net